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                                                                    Exhibit 99.4

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                                PPL MONTANA, LLC
                    8.903% PASS THROUGH CERTIFICATES DUE 2020


      This form or one substantially equivalent hereto must be used to accept the offer to exchange (the "Registered Exchange Offer") of PPL Montana, LLC (the "Company") made pursuant to the Prospectus, dated November [___], 2000 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for outstanding 8.903% Pass Through Certificates due 2020 ("Certificates") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Bankers Trust Company (the "Exchange Agent") prior to 5:00 P.M., New York City time, on [_____], the expiration date (the "Expiration Date") of the Registered Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Certificates pursuant to the Registered Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

                DELIVERY TO: CHASE MANHATTAN BANK, EXCHANGE AGENT

                             By mail, overnight delivery or hand:

                             The Chase Manhattan Bank
                             55 Water Street, Room 234
                             New York, New York 10041
                             Attention: Victor Matis

                             By Facsimile:

                             212-638-7380

                             Confirm by telephone:

                             212-638-0459

      Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.
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Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Certificates set forth below, pursuant to the guaranteed delivery procedure described in "This Exchange Offer -- Procedures for tendering the existing pass through certificates -- Guaranteed delivery" section of the Prospectus.

Principal Amount of Certificates Tendered:


$___________________________________________

Certificate Nos. (if available):

______________________________________________________________________________

______________________________________________________________________________

If Certificates will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

The Depository Trust Company Account No.: ____________________________________

______________________________________________________________________________


Name(s) of Record Holder(s):

______________________________________________________________________________

______________________________________________________________________________
                             (PLEASE PRINT OR TYPE)

Address(es):

______________________________________________________________________________

______________________________________________________________________________

Area Code and Telephone Number(s):

______________________________________________________________________________

______________________________________________________________________________

Signature(s):

______________________________________________________________________________

______________________________________________________________________________

Dated: ______________________


                  THE ACCOMPANYING GUARANTEE MUST BE COMPLETED
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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Certificates, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

      THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:__________________________  _____________________________________
                                                 (AUTHORIZED SIGNATURE)

Address: ______________________________   Name:_______________________________
                                                 (PLEASE TYPE OR PRINT)

_______________________________________   Title:______________________________

Area Code and
Telephone Number:______________________   Date: ______________________________